            SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

    DMI FURNITURE, INC., a Delaware corporation (the "Company"), and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association (the "Bank"), parties to an Amended and Restated Credit Agreement dated June 9, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement dated October 11, 1994, by a Second Amendment to Amended and Restated Credit Agreement dated January 10, 1995, by a Third Amendment to Amended and Restated Credit Agreement dated March 10, 1995, by a Fourth Amendment to Amended and Restated Credit Agreement effective as of August 15, 1995, and by a Fifth Amendment to Amended and Restated Credit Agreement dated November 1, 1995 (collectively, as amended, the "Original Agreement"), agree to amend the Original Agreement by this Sixth Amendment to Amended and Restated Credit Agreement (this "Sixth Amendment") as follows:

    1. DEFINITIONS. Sections 2.f, 2.g, 2.p, and 2.kkk of the Original Agreement are amended and restated in their entireties and a new Section 2.eeeee is added to the Original Agreement, all to read as follows:

    f. APPLICABLE SPREAD I. "Applicable Spread I" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Revolving Loan and on the Overline Loan. The Applicable Spread I shall be one-half of one percent (1/2%) on and after the date of the Fifth Amendment.

    g. APPLICABLE SPREAD II. "Applicable Spread II" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Term Loan. The Applicable Spread II shall be three-fourths of one percent (3/4%) on and after the date of the Fifth Amendment.

    p.   BORROWING BASE.  "Borrowing Base" means an amount equal to the sum of
         (i) eighty percent (80%) of the adjusted book value of the Company's accounts receivable, plus (ii) fifty percent (50%) of the book value of the Company's finished goods inventory, plus (iii) for the period from December 2, 1995, through March 2, 1996, the period from June 1, 1996, through August 3, 1996, the period from November 30, 1996, through March 1, 1997, and for the period from May 31, 1997, through August 2, 1997, $500,000.00, plus (iv) twenty-five percent (25%) of the book value of the Company's raw materials inventory, plus (v) the Borrowing Base Adjustment. For purposes of the preceding sentence, the phrase "adjusted book value of the Company's accounts receivable" means the book value of the Company's accounts receivable less any accounts which are sixty (60) days or more past due, or which are due from an account debtor known to the Company to be the subject of a bankruptcy or other insolvency proceeding or known to the Company to have ceased doing business, and less all accounts due from any account debtor if ten percent (10%) or more of the aggregate amount of the accounts receivable from such debtor are sixty (60) days or more past due, and provided that any account receivable otherwise


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         includable in the Borrowing Base shall be reduced, but not below zero, by the amount of any accounts payable to the account debtor from which such account is due.

    kkk. REVOLVING LOAN MATURITY DATE.  "Revolving Loan Maturity Date" means
         November 30, 1997, and any subsequent date to which the Revolving Loan Commitment may be extended by the Bank pursuant to the terms of Section 3.a(iv).

  eeeee. SIXTH AMENDMENT.  "Sixth Amendment" means that agreement entitled
         "Sixth Amendment to Amended and Restated Credit Agreement" between the Company and the Bank dated January 11, 1996.

All other terms defined in the Original Agreement and used in this Sixth Amendment shall have their respective meanings stated in the Agreement.

    2. THE LOANS. The first sentence of Section 3.a(ii) of the Original Agreement is amended and restated in its entirety to read as follows:

    a. (ii) METHOD OF BORROWING. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") of the Company in the form of EXHIBIT "A" attached to the Sixth Amendment.

    3. REPRESENTATIONS AND WARRANTIES. To induce the Bank to enter into this Sixth Amendment, the Company affirms that the representations and warranties contained in the Original Agreement are correct as of the date of this Sixth Amendment, except that (i) they shall be deemed also to refer to this Sixth Amendment, as well as all documents named herein, and (ii) Section 5.d shall be deemed also to refer to the most recent audited (dated September 2, 1995) and most recent unaudited financial statements of the Company furnished to the Bank.

    4. AFFIRMATIVE COVENANTS. Section 7.g of the Original Agreement is amended in its entirety to read as follows:

     (i) CURRENT RATIO. The Company shall maintain the ratio of its current assets to its current liabilities at levels not less than those shown in the following table during the periods indicated:

                        PERIOD                              CURRENT RATIO
                        ------                              -------------

         at each fiscal year end                            2.25 to 1.0
         during each fiscal year until fiscal year end      2.00 to 1.0

    (ii) TANGIBLE NET WORTH. The Company shall maintain its Tangible Net Worth at levels not less than those shown in the following table during the periods indicated:

                        PERIOD                           TANGIBLE NET WORTH
                        ------                           ------------------

         at fiscal year end 1995 and                        $ 8,650,000
            until May 4, 1996
         at May 4, 1996 and                                 $ 9,000,000
            until June 29, 1996


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                        PERIOD                           TANGIBLE NET WORTH
                        ------                           ------------------

         at June 29, 1996 and                               $ 9,250,000
            until fiscal year end 1996
         at fiscal year end 1996 and                        $ 9,500,000
            until fiscal year end 1997
         at fiscal year end 1997 and                        $10,250,000
            all times thereafter

  (iii) RATIO OF DEBT TO TANGIBLE NET WORTH. The Company shall maintain the ratio of its total liabilities to its Tangible Net Worth at levels not greater than those show in the following table during the periods indicated:

                   PERIOD                                RATIO
                   ------                                -----

         at December 2, 1995 and until
            March 30, 1996                            3.25 to 1.0
         at March 30, 1996 and until
            fiscal year end 1996                      2.95 to 1.0
         at fiscal year end 1996 and at
            all times thereafter                      2.60 to 1.0

         For purposes of testing compliance with this covenant, the term "liabilities" shall include the present value of all capital lease obligations of the Company, determined as of any date the ratio is to be tested.

    (iv) FIXED CHARGE COVERAGE RATIO. For each period of four consecutive fiscal 13-week periods ending on and after the date of the Fifth Amendment, the Company shall maintain a fixed charge coverage ratio of not less than 1.25 to 1.0. For purposes of this covenant, the phrase "fixed charge coverage ratio" means the ratio of the sum of net income before taxes (adjusted to exclude the reserve set aside for the closing of the Company's facility in Gettysburg, Pennsylvania, occurring during fiscal year 1996 in an amount not to exceed $995,000, which adjustment shall be made only so long as such reserve was set aside during the period tested) plus depreciation, amortization and interest expense over the sum of current maturities of term debt, including current capital lease payments, plus interest expense plus expenditures for fixed assets, plus cash used to pay income tax expenses.

    5. EVENTS OF DEFAULT. The Company certifies that no Event of Default or Unmatured Event of Default under the Original Agreement, as amended by this Sixth Amendment, has occurred and is continuing as of the execution date of this Sixth Amendment.

    6. CLOSING DOCUMENTS. As conditions precedent to the effectiveness of this Sixth Amendment, the Bank shall first receive the following contemporaneously with the execution and delivery of this Sixth Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

    A. The Revolving Note in the form attached as EXHIBIT "A" to this Sixth Amendment.


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    B.   A certified copy of the resolutions of the Board of Directors of the
         Company, authorizing the execution, performance and delivery of this Sixth Amendment and the other documents named herein; and

    C.   Such other documents as are reasonably required by the Bank.

    7. EFFECT OF SIXTH AMENDMENT. Except as amended in this Sixth Amendment, all of the terms and conditions of the Original Agreement shall continue unchanged and in full force and effect together with this Sixth Amendment.

    IN WITNESS WHEREOF, the Company and the Bank, by their respective duly authorized officers, have executed and delivered in Indiana this Sixth Amendment to Amended and Restated Credit Agreement on this 11 day of January, 1996.

                                       DMI FURNITURE, INC.


                                       By:/s/Joseph G. Hill
                                          ------------------------------
                                          Joseph G. Hill, Chief Financial
                                             Officer


                                       BANK ONE, INDIANAPOLIS, NA


                                       By:/s/D. Kelly Queisser
                                          ------------------------------
                                          D. Kelly Queisser, Vice President


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